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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Scientific-Atlanta, Inc.'s Form S-8 Registration Statement of our report dated August 5, 1996 (except with respect to the matter discussed in Note 6, as to which the date is August 14, 1996), appearing on page 13 of Scientific-Atlanta, Inc's Form 10-K for the year ended June 28, 1996.



/s/ Arthur Andersen LLP
Atlanta, Georgia
December 26, 1996